EXHIBIT 99.1

DriveItAway, Inc. September 2021 and 2020 Audited Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

DriveItAway, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of DriveItAway, Inc. as of September 30, 2021 and 2020 and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the two years in the period ended September 30, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of DriveItAway, Inc. as of September 30, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended September 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to DriveItAway, Inc. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. DriveItAway, Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Fair value of equity instruments

The Company estimates the fair value of their equity instruments based on transactions that are known to them at the time they are determining the grant date fair value of the awards granted. Accordingly, in order to audit management’s estimate there is a significant amount of auditor judgment that is required, as well as a high degree of auditor subjectivity in applying audit procedures.

In order to audit the Company’s fair value of their equity instruments we reviewed managements basis for such, obtained an understanding of the nature of the equity award, and considered all equity transactions that occurred since inception and through the date of our audit report (especially transactions with third parties).

/s/ Mac Accounting Group, LLP

We have served as the Company’s auditor since 2022.

Midvale, Utah

July 8, 2022

PCAOB ID 6258

DriveItAway, Inc.

Balance Sheet

	September 30,	September 30,
	2021	2020
Assets
Current assets
Cash	$9,774	$28,975
Accounts receivable	21,455	15,503
Total current assets	31,229	44,478

Total Assets	$31,229	$44,478

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts Payable	$150,821	$127,918
Accrued Liabilities	11,261	1,521
Accrued Liabilities – Related Party	7,268	1,889
PPP Loan	23,750	23,750
SBA Loan	6,128	1,532
Convertible Notes Payable - Related Parties	30,000	—
Total Current Liabilities	229,228	156,610

SBA Loan	72,372	76,968
Convertible Debt -noncurrent	150,000	—
Related Party Convertible Notes Payable- noncurrent	65,000	30,000
Total Liabilities	516,600	263,578

Commitments and Contingencies (Note 6)	—	—

Stockholders’ Deficit
Common stock, $0.0001 par value; 10,000,000 shares authorized, 2,300,000 and 2,000,000 shares issued and outstanding, respectively	230	200
Additional paid in capital	419,793	10,410
Accumulated Deficit	(905,394)	(229,710)
Total Stockholders’ Deficit	(485,371)	(219,100)
Total Liabilities and Stockholders’ Deficit	$31,229	$44,478

The accompanying notes are an integral part of the financial statements.

DriveItAway, Inc.

Statements of Operations

	For the year Ended
	September 30,
	2021	2020

REVENUES
Insurance Revenue	$252,341	$333,772
Rental Revenue	535,928	909,871
Initial Fee Revenue	25,181	47,503
Miscellaneous Revenue	11,859	48,939
Vehicle Owner Share	(481,215)	(808,913)
Driver and Dealer Insurance Cost	(225,503)	(305,985)
TOTAL REVENUE	118,591	225,187

COST OF GOODS SOLD	37,832	82,173
GROSS PROFIT	80,759	143,014

OPERATING EXPENSES
Salaries and Payroll Taxes	183,757	139,602
General and Administrative	467,729	49,301
Software Development	81,157	119,318
Selling Expense	9,256	35,555
TOTAL OPERATING EXPENSES	741,899	343,776

OPERATING LOSS	(661,140)	(200,762)

OTHER INCOME (EXPENSE)
Other income	—	5,000
Interest Expense	(9,165)	(1,061)
Interest Expense – Related Party	(5,379)	(1,805)
TOTAL OTHER INCOME (EXPENSE)	(14,544)	2,134

LOSS BEFORE INCOME TAXES	(675,684)	(198,628)

PROVISION FOR INCOME TAXES	—	—

NET LOSS	$(675,684)	$(198,628)

NET LOSS PER SHARE:
Basic and diluted weighted average number of common shares outstanding	2,175,068	2,000,000
Basic and diluted net loss per share	$(0.31)	$(0.10)

The accompanying notes are an integral part of the financial statements.

DriveItAway, Inc.

Statement of Changes in Stockholders’ Equity (Deficit)

			Additional		Total
	Common Stock		Paid in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit

Balance - September 30, 2019	2,000,000	$200	$(90)	$(31,082)	$(30,972)

Related party contributions	—	—	10,500	—	10,500
Net Loss	—	—	—	(198,628)	(198,628)
Balance - September 30, 2020	2,000,000	$200	$10,410	$(229,710)	$(219,100)

Common stock issued for service	300,000	30	403,817	—	403,847
Related party contributions	—	—	5,566	—	5,566
Net Loss	—	—		(675,684)	(675,684)
Balance - September 30, 2021	2,300,000	$230	$419,793	$(905,394)	$(485,371)

The accompanying notes are an integral part of the financial statements.

DriveItAway, Inc.

Statements of Cash Flows

	For the year Ended
	September 30,
	2021	2020

Cash flows from operating activities:
Net loss	$(675,684)	$(198,628)
Adjustments to reconcile net loss to cash used in operating activities:
Stock based compensation	403,847	—
Changes in operating assets and liabilities:
Accounts receivable	(5,952)	(2,704)
Prepaid expense	—	1,263
Accounts payable	22,903	86,498
Accrued liabilities	9,740	1,521
Accrued liabilities – related party	5,379	1,805
Net cash used in operating activities	(239,767)	(110,245)

Cash flows from investing activities	—	—

Cash flows from financing activities:
Proceeds from related party convertible debt	65,000	—
Proceeds from Convertible Debt	150,000	—
Proceeds from PPP Loan	—	23,750
Proceeds from SBA Loan	—	78,500
Proceeds from contributions from related parties	5,566	10,500
Net cash provided by financing activities	220,566	112,750

Net change in cash	(19,201)	2,505
Cash and cash equivalents at beginning of period	28,975	26,470
Cash and cash equivalents at end of period	$9,774	$28,975

Supplemental cash flow information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of the financial statements.

DriveItAway, Inc.

Notes to Financial Statements

September 30, 2021 and 2020

(1) Nature of Organization and Summary of Significant Accounting Policies

Nature of Organization

DriveItAway, Inc. (“DIA” or the “Company”) was formed in Delaware on March 26, 2018. DIA is the first national dealer focused mobility platform that enables car dealers to sell more vehicles in a seamless way through eCommerce, with its exclusive “Pay as You Go” app-based subscription program. DIA provides a comprehensive turn-key, solutions driven program with proprietary mobile technology and driver app, insurance coverages and training to get dealerships up and running quickly and profitably in emerging online sales opportunities. The company is planning to soon expand its easy and transparent consumer app ‘subscription to ownership’ platform to enable entry level consumers to drive and acquire new Electric Vehicles. For further information, please see www.driveitaway.com.

Corporate Actions

On November 23, 2021 the Company’s Board of Directors approved the increase in authorized common stock to 10,000,000 and reduced the par value to $0.0001 per share. The amendment was effective on November 24, 2021, the date it was filed with the Delaware Secretary of State.

On November 24, 2021, the Company’s board of directors set the record date for a 1,000 for 1 forward stock split to be the close of business on November 24, 2021. The forward stock split was previously approved in June 2020 but not implemented because the Company did not have sufficient authorized shares at the time. As a result of the forward stock split, the Company’s 2020 Equity Compensation Plan, and all outstanding options, warrants and convertible securities were proportionally adjusted.

All references to shares of our common stock in these audited financial statements refer to the number of shares of common stock after giving retrospective effect to the forward stock split (unless otherwise indicated) and authorized capital changes.

Basis of Presentation

The Company’s financial statements are presented on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Fiscal year

The Company operates on a September 30 fiscal year-end.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. The significant estimates and assumptions made by management include allowance for doubtful accounts, allowance for deferred tax assets, fair value of equity instruments. Actual results could differ from those estimates as the current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Cash and Cash Equivalents

The Company considers all highly liquid securities with original maturities of three months or less when acquired, to be cash equivalents. As of September 30, 2021 and 2020 the Company had cash of $9,774 and $28,975, respectively and did not have cash equivalents.

Accounts Receivable

The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. The Company records an allowance for doubtful accounts that is based on historical trends, customer knowledge, any known disputes, and considers the aging of the accounts receivable balances combined with management’s estimate of future potential recoverability. Accounts and receivables are written off against the allowance after all attempts to collect a receivable have failed. The Company believes its allowances for doubtful accounts as of September 30, 2021 and 2020 are adequate, but actual write-offs could exceed the recorded allowance. During the year ended September 30, 2021, and 2020 the balances in the allowance for doubtful accounts was $0.

Revenue Recognition

The Company’s revenue is recognized in accordance with Accounting Standards Codification(“ASC”) 606, Revenue from Contracts with Customers, for all periods presented. The Company, through its DriveItAway online/app-based platform, operates in the retail automotive industry. The Company assists subprime and deep subprime candidates, with little or no down payment, in purchasing the used vehicle of his/her choice by first starting in an app based, turnkey rental, through participating franchise and independent car dealers. During the years ended September 30, 2021 and 2020, the Company derived its rental revenue from contract revenue share for rentals between participating franchise and independent car dealers and individual car rental customers (“customers”). In conjunction with the rental revenue, the Company generates revenue by providing driver and vehicle insurance through a third party, included in the rental contract with each customer.

The Company’s performance obligation for rental revenue is to provide an application to track car rental arrangements and to collect cash from car rental customers and remit those payments to participating franchise and independent car dealers, net of the Company’s revenue share. The car rental arrangements are over a fixed contracted period; therefore, the Company recognizes revenue ratably during the contract term. The Company’s performance obligation for insurance revenue is to collect insurance fees from the customer and provide the third-party provider payment for the insurance provided to the customer. The insurance is offered over a fixed contracted period; therefore, the Company recognizes revenue ratably during the contract term.

Rental and insurance transactions are prepaid at the beginning of the rental cycle (typically a one-week rental that has an automatic renewal) with an automatic charge to the customer’s credit card on file through the DIA system. The DIA system then distributes the vehicle owner share (typically 85% of rental revenue) to the vehicle owner’s bank account from the Stripe Account. This amount is shown as a deduction to Revenues (“Vehicle Owner Share”) on the Company’s Statements of Operations. The net amount is then transferred from the Company’s Stripe Account to the DIA operating bank account. DIA also distributes insurance amounts due to the third-party insurance provider on a monthly basis. This amount is shown as a deduction to revenues (“Driver & Dealer Insurance Cost”) on the Company’s Statements of Operations.

DIA also generate miscellaneous revenue in a number of ways. At the end of the rental term, the DIA software system checks for any excess usage and charges, based on the terms of the rental contract, and will automatically charge a customer’s credit card. These charges are recognized when the credit card charge goes through and recorded as miscellaneous revenue on the Company’s Statements of Operations. Additional miscellaneous revenue represents amounts earned on telematics equipment and telematics software services related to each rental vehicle used to track excess usage and charges. DIA performance obligation is to provide the equipment to the vehicle owner for self-installation and allow access to the software throughout the rental term. The Company recognizes revenue when the equipment is delivered to the vehicle owner. Miscellaneous revenue associated with use of the telematics software is recognized on a monthly basis as it is a monthly service.

The Company’s Cost of Goods sold consists of credit card fees incurred from the cash collections and cash remittance process, as a significant portion of its performance obligation is to collect and remit payments through its credit card processors.

Software Development

Software Development costs are expensed as incurred.

Advertising Cost

Advertising costs are expensed as incurred. During the years ended September 30, 2021 and 2020, the Company recorded advertising expense of $8,950 and $34,298, respectively.

Stock-Based Compensation

The Company recognizes compensation expense for all restricted stock awards and stock options. The fair value of restricted stock awards is measured using the grant date fair value of our stock, as determined by the Board of Directors. The fair value of stock options is estimated at the grant date using the Black-Scholes option-pricing model, and the portion that is ultimately expected to vest is recognized as compensation cost over the requisite service period. We have elected to recognize compensation expense for all options with graded vesting on a straight-line basis over the vesting period of the entire option. The determination of fair value using the Black-Scholes pricing model is affected by our stock value as well as assumptions regarding a number of complex and subjective variables, including expected stock price volatility and the risk-free interest rate.

Income Taxes

The provision for income taxes and deferred income taxes are determined using the asset and liability method. Deferred tax assets and liabilities are determined based on temporary differences between the financial carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse. On a periodic basis, the Company assesses the probability that its net deferred tax assets, if any, will be recovered. If after evaluating all of the positive and negative evidence, a conclusion is made that it is more likely than not that some portion or all of the net deferred tax assets will not be recovered, a valuation allowance is provided by a charge to tax expense to reserve the portion of the deferred tax assets which are not expected to be realized.

Net Loss per Share of Common Stock

The Company calculates net loss per share in accordance with ASC Topic 260, “Earnings per Share.” Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per share of common stock are computed by dividing net earnings by the weighted average number of shares and potential shares outstanding during the period. Potential shares of common stock consist of shares issuable upon the conversion of outstanding convertible debt and stock option. For the years ended September 30, 2021 and 2020, the common stock equivalents were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive.

Recent accounting pronouncements

The Company has reviewed all newly issued accounting pronouncements, including those that are not yet effective, and all have been deemed either immaterial or not applicable.

(2) Going Concern

During the current year, the Company had a net loss of $675,684 and did not have sufficient cash on hand to cover expenses for the next twelve (12) months. Although the Company had net cash provided by financing activities of $220,566, they reported net cash used in operating activities of approximately $239,767, therefore had a decrease in cash of $19,201 during the year ended September 30, 2021. These factors, among others, raise substantial doubt about the entities ability to continue as a going concern.

Management plans include converting the convertible notes into the Company’s common stock in addition to raising equity or convertible debt capital . Subsequent to September 30, 2021, the Company converted all it is convertible notes into common stock, completed a share exchange under which it was acquired by a Creative Learning Corporation, a public company, and through Creative Learning Corporation, borrowed $750,000 pursuant to a convertible note that was available to fund its business. See Note (8).

The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

(3) Related Party Transactions

Related Party Convertible Notes Payable

On September 13, 2019, the Company issued a Convertible Promissory Note to Driveitaway, LLC, a company controlled by John Possumato, the Company’s CEO, for $30,000, with a maturity date of September 13, 2022. On October 13 and October 14, 2020, the Company issued Convertible Promissory Notes to Driveitaway, LLC and Adam Potash, the Company’s COO, for $25,000 each, which mature on October 13 and 14, 2022, respectively. On December 24, 2020, the Company issued a Convertible Promissory Note to Adam Potash, for $15,000, which matures on December 24, 2022. Each of the notes bear interest at a rate of 6% per annum. The notes automatically convert into preferred stock of the Company in the event the Company raises at least $1,000,000 by the issuance of preferred stock prior to the maturity dates of the notes (a “Qualified Financing”). In the event the Company enters into a financing that is not a Qualified Financing prior to the maturity dates of the notes, the holders have the right to convert their notes into the class and series of equity securities offered in the non-Qualified Financing at the offer price thereof. In the event the Company effects a change of control, the holders have the option of converting their notes into common stock in order to participate in the change of control or accelerating the maturity date and receiving cash at the time of the change of control.

During the years ended September 30, 2021 and 2020, the Company recorded interest expense of $5,379 and $1,805, respectively. As at September 30, 2021 and 2020, the Company has accrued $5,379 and $1,805 in interest.

(4) Equity

As at September 30, 2021 and 2020, the Company’s had 10,000,000 shares of common stock authorized, with a par value of $0.0001 per share. During the years ended September 30, 2021 and 2020 the Company received related party contributions of $5,566 and $10,500, respectively. As of September 30, 2021 and 2020 the Company had 2,300,000 and 2,000,000 shares issued outstanding, respectively.

Common Stock Issuances

During the year ended September 30, 2021, the Company issued 300,000 shares valued at $692,308 to a consulting firm pursuant to a one year consulting agreement. The consulting agreement provides that the shares vest over the term of the agreement at such time that the Company has raised $3,000,000 of funding on a pro rata basis on closing. Stock-based compensation expense for the year ended September 30, 2021 was $403,847, and is included in general and administrative expense and the remaining $288,461 was to be recognized over the balance of the agreement. After September 30, 2021, the Company waived the vesting requirement as of the closing of the Company’s acquisition by Creative Learning Corporation, and all expense related to the agreement was recognized at that time (See Note 8).

Stock Options

On June 12, 2020, the Company’s Board of Directors and its shareholders approved its 2020 Equity Compensation Plan (“Equity Plan”). The Equity Plan permits the Company to issue awards or options to the employees, directors, consultants and advisors who provide services to the Company or a subsidiary. Pursuant to the Equity Plan, 400,000 shares of the Company’s common stock are reserved for issuance. The Equity Plan allows the Company’s board or a committee of the board to issue grants of incentive stock options, nonqualified stock options, stock awards, stock units, stock appreciation rights and other equity-based awards.

On June 15, 2020, the Company’s Board of Directors issued 150,000 stock options to each of John Possumato and Adam Potash, the Company’s chief executive officer and chief operating officer, respectively. The options have an exercise price of $0.75 per share. Each of the options vest pursuant to the following schedule: 37,500 shares on June 15, 2021, and 3,125 shares on July 1, 2021, and the first day of each calendar month thereafter, until fully vested.

The Company uses the Black-Scholes option pricing model to estimate the fair value and compensation cost associated with stock options issued under the Equity Plan, which requires the consideration of the volatility of the Company’s stock price, the weighted-average risk-free interest rate and the weighted-average expected life of the options. Forfeitures are included when they are incurred. Any changes in these assumptions may materially affect the estimated fair value of the share-based award. The weighted-average assumptions used in the Black-Scholes option-pricing model for the year ended September 30, 2020 was a risk-free interest rate of 0.19% consistent with the expected term of the options, expected volatility of 135% based on the historical actual volatility of a group of similar public companies, dividend yield of -0- as the Company has no history of paying dividends and the weighted-average expected life of 1.71 years. The Company evaluated the fair value of option of $nil.

(5) Income Taxes

The components of the deferred tax assets at September 30, 2021 and 2020 were as follows:

	2021	2020
Deferred tax assets:
Net operating loss	$253,194	$63,260
Total gross deferred tax asset	253,194	63,260
Gross net deferred tax asset	253,194	63,260
Less: Valuation allowances	(253,194)	(63,260)
Net deferred tax asset	$—	$—

The Company has recorded various deferred tax assets and liabilities as reflected above. In assessing the ability to realize the deferred tax assets, management considers, whether it is more likely than not, that some portion, or all of the deferred tax assets and liabilities will be realized. The ultimate realization is dependent on generating sufficient taxable income in future years. The valuation allowance is equal to 100% of the net deferred tax asset. Given recurring losses, the Company cannot conclude that it is more likely than not that such assets will be realized, therefore a full valuation allowance has been recorded.

The components of the provisions for income taxes for the fiscal years ended September 30, 2021 and 2020 are as follows:

	2021	2020
Current:
Federal	$—	$—
State	—	—
Total	—	—
Deferred:
Additional deferred tax related to book tax differences	—	—
Valuation allowance	—	—
Total tax provision	$—	$—

A reconciliation of the provisions for income taxes for the fiscal years ended September 2021 and 2020 as compared to statutory rates is as follows:

	2021		2020
	Amount	%	Amount	%
Provision at statutory rates	$(129,123)	19.11%	$(37,893)	19.11%
State income tax, net of federal benefit	(60,812)	9.00%	(17,846)	9.00%
Non-Deductible items
Penalties	—		—
Meals & Entertainment	—	0.00%	—	1.88%
Temporary Differences
Stock-based compensation	—	0.00%	—	0.00%
Other tax differences	—	0.00%	—	0.00%
Valuation Allowance on deferred tax assets	189,935	(28.11%)	55,739	(28.11%)
Total income tax provision	$—	0.00%	$—	0.00%

 (6) Commitments and Contingencies

Litigation

The Company is subject to litigation claims arising in the ordinary course of business. The Company believes that it has adequately accrued for legal matters in accordance with the requirements of GAAP. The Company records litigation accruals for legal matters which are both probable and estimable and for related legal costs as incurred. The Company does not reduce these liabilities for potential insurance or third-party recoveries. As of September 30, 2021 there were no outstanding legal matters.

(7) Notes Payable

PPP Loan

On April 28, 2020, the Company was granted a loan (the “PPP Loan”) from First Bank of the Lake in aggregate amount of $23,750, pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the CARES Act, which was enacted March 27, 2020. The PP Loan, which was in the form of a Note dated May 9, 2020 issued by the Company, matures on May 8, 2022 and bears interest at a rate of 1% per annum, payable monthly commencing on October 23, 2020. The PPP Loan may be prepaid by the Borrower at any time prior to maturity with no prepayment penalties. Funds from the PPP Loan may only be used for payroll costs, cost used to continue group health care benefits, mortgage payments, rent, utilities and interest on other debt obligations incurred before February 15, 2020. The Company used the entire PPP Loan amount for qualifying expenses. Under the terms of the PPP, certain amounts of the PPP Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. During the year ended September 30, 2021 and 2020 the Company recorded interest expense of $237 and $101, respectively, on the PPP Loan and as of September 30, 2021 the accrued interest on the PPP Loan was $338. Subsequent to September 30, 2021 the PPP Loan and accrued interest were forgiven (see Note 8).

SBA Loan

On June 3, 2020 the Company entered into an SBA Loan for $78,500 at a rate of 3.75%. On August 12, the loan increased to $114,700 and the Company obtained $36,200 on October 8, 2021. The SBA Loan matures on May 31, 2050. During the year ended September 30, 2021 and 2020 the Company recorded interest expense of $2,944 and $960, respectively, on the SBA Loan and as of September 30, 2021 the accrued interest on the SBA Loan was $3,903.

Convertible Debt

On April 1, 2021, the Company borrowed $150,000 in Convertible Notes from Knightsgate Ventures II, LP, a third-party lender at a rate of 8%. The loan matures on December 31, 2022. During the year ended September 30, 2021 the Company recorded interest expense of $5,983 on the note and that amount is recorded as accrued interest as of September 30, 2021.

The Convertible Note automatically converts into preferred stock of the Company in the event the Company raises at least $2,000,000 by the issuance of preferred stock prior to the maturity date of the Convertible Note (a “Qualified Financing”), in which case the conversion price is equal to the lesser of (i) 90% of the price paid by investors in the Qualified Financing or (ii) the price obtained by dividing $6,000,000 by the Company’s fully diluted shares outstanding immediately prior to conversion (the “Cap Price”). In the event the Company has not entered into a Qualified Financing prior to the maturity date, the Convertible Note is convertible at the option of the holder into common stock on the Maturity Date at a price per share equal to the Cap Price. In the event the Company effects a change of control, the holder has the option of converting the Convertible Note into common stock at a price per share equal to the Cap Price or accelerating the maturity date and receiving cash at the time of the change of control.

(8) Subsequent Events

On November 23, 2021, the Company’s board of directors and shareholders approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares to common stock to 10,000,000. The amendment was effective on November 24, 2021, the date it was filed with the Delaware Secretary of State.

On November 24, 2021, the Company’s board of directors set the record date for a 1,000 for 1 forward stock split to be the close of business on November 24, 2021. The forward stock split was previously approved in June 2020 but not implemented because the Company did not have sufficient authorized shares at the time. As a result of the forward stock split, the Company’s 2020 Equity Compensation Plan, and all outstanding options, warrants and convertible securities were proportionally adjusted.

These audited financial statements have been retrospectively adjusted to take into account the Forward Stock Split (unless otherwise indicated) and authorized capital changes.

On December 7, 2021, the Company, Creative Learning Corporation (“CLC”), a Delaware corporation (“DIA”), and the existing shareholders of DIA executed an Agreement and Plan of Share Exchange (the “Share Exchange Agreement”), under which the CLC would acquire all of the issued and outstanding common stock of DIA by issuing one share of Series A Convertible Preferred Stock of CLC (the “Series A Preferred”) of the Company for each outstanding share of DIA common stock (the “Share Exchange”). A total of 2,592,791 Series A Convertible Preferred shares were issued or reserved for issuance to certain noteholders of DIA upon the conversion of their notes. On February 24, 2022, the Company and its existing shareholders entered into an Assignment of Shares of DIA common stock with CLC, and the closing of the Share Exchange occurred. Each share of Series A Preferred   is convertible into 33.94971 shares of common stock of CLC, which entitles the holders thereof to 85% of the CLC’s common stock upon a conversion of all shares of Series A Preferred, determined on a fully-diluted basis, but prior to any shares issued or issuable as a result of a proposed private placement by CLC . In addition, each share of Series A Preferred is entitled to dividends and voting rights on an “as converted” basis with the common stockholders.

At the closing of the Share Exchange, the Company’s Equity Plan was terminated.

At the closing of the Share Exchange, Messrs. Possumato and Potash each agreed to exercise 56,250 stock options issued to them, which was the number of stock options which had vested as of the date the Share Exchange Agreement was executed. The balance of the stock options issued to Messrs. Possumato and Potash were cancelled. The stock options had an exercise price of $0.75 per share. In lieu of paying the exercise price in cash, the exercise price was recorded as compensation expense of $42,188 to each of Messrs. Possumato and Potash.

At the closing of the Share Exchange, the holders of the related party notes totaling $95,000 agreed to convert their notes into DIA common stock at a conversion price of $2.00 per share, which shares were automatically converted into 50,482 shares of Series A Convertible Preferred Shares of CLC at the closing.

At the closing of the Share Exchange, the vesting conditions for 300,000 shares (post-split) issued to a consultant were waived by the Company.

In December 2021, the Paycheck Protection Program Loan granted from First Bank of the Lake in the aggregate amount of $23,750 was forgiven, along with all interest accrued on the loan.

Upon closing of the Share Exchange, all of the existing members of CLC’s board of directors (the “Board”) of the Company resigned, except that Rod Whiton’s resignation will not be effective until ten days after an information statement pursuant to Rule 14f-1 is mailed to shareholders. John Possumato, Adam Potash and Paul Patrizio were appointed to CLC’s Board, provided that the appointments of Messrs. Potash and Patrizio will not be effective until ten days after an information statement pursuant to Rule 14f-1 is mailed to shareholders. Upon closing of the Share Exchange, Christopher Rego and Rod Whiton resigned as officers, and John Possumato was appointed chief executive officer and Adam Potash was appointed chief operating officer. Mike Elkin agreed to remain as chief financial officer of the Company.

Subsequent to September 30, 2021, the Company issued an aggregate of five convertible notes to five investors, each for $25,000. The notes bear interest at a rate of 8% per annum, mature on December 31, 2022, and are convertible into the Company’s common stock on the same basis that is described for the Convertible Note issued to Knightsgate Ventures II, LP on April 1, 2021. See Note (7), Convertible Debt.

In March 2022, the holders of all of the convertible notes issued to unrelated investors agreed to convert their notes of $275,000  into 129,809 shares of common stock  of the Company, which was automatically converted into shares of Series A Preferred Stock of CLC in accordance with the Share Exchange Agreement.

The Company has evaluated all subsequent events through July 8, 2022 the financial statements were available to be issued.